CUSTOMER AGREEMENT BETWEEN
                           MERRILL LYNCH FUTURES INC.
                    AND EACH TRUST ON BEHALF OF ITSELF OR ITS
                 SEPARATE PORTFOLIOS AS SET FORTH IN APPENDIX A
                          (EACH HEREINAFTER REFERRED TO
                    IN ITS INDIVIDUAL CAPACITY AS "CUSTOMER")

In consideration of acceptance by Merrill Lynch Futures Inc. ("Merrill") of an account for each Trust on behalf of itself or its separate portfolios as set forth in Appendix A (each hereinafter referred to in its individual capacity as "Customer"), introduced by Merrill Lynch, Pierce, Fenner & Smith, Inc. which is an affiliated corporation authorized to enter into this agreement and provide certain services pursuant to the agreement on behalf of Merrill, Merrill and Customer agree as follows:

1. Customer authorizes Merrill to purchase and sell futures contracts, option contracts thereon and foreign futures and foreign options (hereinafter referred to collectively as "Contracts") traded on duly registered boards of trade for Customer's account in accordance with Customer's oral and written instructions from persons designated by Customer by resolution of Customer's Board of Directors, managing Partner, Board of Trustees, or person(s) responsible for the management of Customer's account, duly certified and delivered to Merrill. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other law, rule or regulation.

2. Customer shall in connection with Contract transactions pay Merrill (1) brokerage and commission charges as agreed upon by Merrill and Customer from time to time, (2) any charges imposed on any transaction undertaken for Customer by the contract market, exchange or clearinghouse through which it is executed and any tax or fee imposed on such transactions by any competent authority or self-regulatory organization, (3) any margin required by Merrill for Customer due to the variation in value of one or more outstanding Contracts purchased or sold by Customer ("Variation Margin") in accordance with Paragraph 7 hereof, or as required by Merrill due to an increase in margin requirements for new or existing positions, and (4) interest and service charges on any Customer deficit balances at the rates customarily charged by Merrill, together with Merrill's costs and attorney's fees incurred in collecting such deficit. Such payments shall be made in Federal funds to Merrill at such address as Merrill may designate.

3. A detailed statement of all transactions for or on the Customer's behalf shall be furnished to Customer on a daily and a monthly basis. Such statements shall be conclusive and binding on the Customer unless the Customer notifies Merrill of any objection within five business days from the day the Customer receives such statement; provided however that with respect to monthly statements only the Customer may make such objection within ten business days.

4. Customer shall timely deposit and maintain in the Safekeeping Account at all times Initial Margin (including any additional original margin requirements for Customer's short option positions) ("Initial Margin") for Customer's account in accordance with the Procedural Agreement. Customer shall timely pay to Merrill the amount of any additional or Variation Margin with respect to Customer's open positions on Contracts in accordance with the Procedural Agreement. If, upon notice given by Merrill as set forth in the Procedural Agreement, Customer fails to provideadditional or Variation Margin or if Customer fails to deposit or maintain in the Safekeeping Account the required Initial Margin, Merrill may without further notice to Customer take any action, set forth in Paragraphs 12 and 14 hereof.

5. Customer shall make timely delivery of or payment for financial instruments in compliance with the terms of the Contracts purchased or sold by Customer through Merrill unless such Contracts have been terminated by an offsetting purchase or sale prior to the delivery date. Customer shall advise Merrill of its intentions with respect to the delivery of or payment for such financial instruments, and Merrill shall be entitled to receive appropriate assurances with respect thereto.

6. Customer acknowledges that (a) any trading recommendations and market or other information communicated to Customer by Merrill are incidental to the conduct of Merrill's business as a futures commission merchant and do not constitute an offer to sell or the solicitation of any offer to buy any Contracts or instrument that is the subject of any Contract; (b) such recommendation and information, although based upon information obtained from sources believed by Merrill to be reliable, may be incomplete, may not be verified, and may be changed without notice to Customer; and (c) Merrill makes no representation , warranty or guarantee as to the accuracy or completeness of any market or other information or trading recommendation furnished to Customer. Customer understands that officers, employees, or affiliates of Merrill may have a position in, may intend to, and may, buy or sell, Contracts or instruments that are the subject of Contracts, including Contracts which are the subject of information or recommendations furnished to Customer, and that the position or transactions of any such officer, employee, or affiliate may or may not be consistent with the recommendations furnished by Merrill to Customer.

7. All transactions by Merrill on Customer's behalf shall be subject to the applicable constitution, bylaws, rules, regulations, customs, usages, rulings, and interpretations of the contract market and its clearinghouse on which such transactions are executed or cleared by Merrill or its agents for Customer's account, and to all applicable governmental acts and statutes (such as the Commodity Exchange Act) and to rules and regulations made thereunder; Merrill shall not be liable to Customer as a result of any action taken by Merrill or its agents to comply with any such constitution, bylaw, rule, regulation, custom, usage, ruling, interpretation, act or statue.

8. Merrill shall have no responsibility for delays in the transmission of orders due to (a) breakdown or failure of transmission or communication facilities, or
(b) any other cause beyond Merrill's control.

9. Merrill shall have no responsibility for compliance by Customer with any law or regulation governing Customer's conduct as a fiduciary.

10. Merrill shall have no responsibility for compliance by any investment adviser or commodity trading advisor of Customer with any law or regulation governing the conduct of such investment adviser or commodity trading advisor as a fiduciary to Customer.

11. Customer represents that (a) Customer is duly registered under the Investment Company Act of 1940, as amended, and is validly existing and empowered to enter into this agreement and to effectuate transactions in financial futures contracts, and options on futures or cash contracts as contemplated hereby; (b) Customer has reviewed the registration requirements pertinent to commodity pool operators and commodity trading advisors of the Commodity Futures Trading Commission and the National Futures Association in accordance with the requirements of the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission and has determined that Customer and any investment adviser or commodity trading advisor of Customer are in compliance with such requirements to the extent applicable.

12. In the event that (a) Customer shall be dissolved, become insolvent or in any other way terminate; (b) fail to deposit or maintain Initial Margin or make payment of additional or Variation Margin, as set forth in Paragraph 4 hereof; or (c) in the event Merrill reasonably feels that it is necessary for its protection, Merrill may close out Customer's open Contracts in whole or in part, sell any or all of Customer's property held by Merrill, buy any securities or other property for Customer's account, and cancel any outstanding orders and commitments made by Merrill on behalf of Customer. Subject to Merrill's obligation to use its best efforts to obtain a fair and reasonable price, any such sale, purchase, or cancellation may be made at Merrill's discretion on the contract or other market or through the clearinghouse where such business is then transacted without advertising the same and without notice to Customer, and without prior tender, demand or call upon Customer. Customer shall remain liable for and shall pay to Merrill the amount of any deficiency resulting from any transaction described above.

13. As used herein, the term insolvent means that (a) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment or debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") or any jurisdiction adjudicating the Customer insolvent; or (b) the Customer has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings related to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereafter in effect; or (c) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case against Customer under the Bankruptcy Law of the United States, as now or hereafter constituted, or an order, judgment or decree has been entered therein appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

14. If at any time Customer fails to deliver to Merrill any property previously sold by Merrill on Customer's behalf or fails to deliver financial instruments in compliance with Contracts, Customer authorizes Merrill in its discretion to borrow or to buy any property necessary to make delivery thereof, and Customer shall pay Merrill for any cost, loss and damage which Merrill may sustain from its inability to borrow or buy any such property.

15. All communications to Customer shall be to: (Trust Name), One Financial Center, Boston, MA 02111, Attention: Julian Daly; with copies to: Colonial Capital Management, One Financial Center, Boston, MA 02111, Attention: Andrea Martinson; or to such other addresses as Customer may hereafter direct Merrill in writing to use. All communications to Merrill shall be to: One Financial Center - 37th Floor, Boston, MA 02111, Attention: John Loughborough; with
copies to: Merrill Lynch,   Pierce,   Fenner  &  Smith,   Inc.,  World Financial
Center,   North Tower-Building  D, 14th Floor,  New York, NY  10281-1314,
Attention: Angelo A. Gibaldi; or at such other addresses as the parties may designate.

16. This Agreement, the Procedural Agreement and the Safekeeping Agreement referred to in the Procedural Agreement contain the entire agreement between the parties and supersede any prior agreements between the parties as to the subject matter of this Agreement. Subject to Paragraph 7 hereof, no provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification, or amendment be committed to in writing and signed by Customer and a duly authorized officer of Merrill.

17. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

18. This Agreement shall inure to the benefit of Merrill and Customer and their respective successors and assigns.

19. If any term or provision hereof, or the application thereof to any person or circumstances, shall to any extent be contrary to any contract market, exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid, or unenforceable, shall not be affected thereby, and it shall be enforced to the fullest extent permitted by regulation and law.

20. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights and remedies.

21. This Agreement is executed on behalf of the Trustees of the Customer as Trustees and not individually and the obligations of this Agreement are not binding upon any of the Trustees but are binding upon the assets and property of the Customer.

22. Customer represents that (a) Customer will promptly notify Merrill in writing if any of the above representations shall materially change or cease to be true and correct; (b) Customer has read and understands the Commodity Futures Trading Commission Risk Disclosure Statement, the Options on Futures Risk Disclosure Statement (under separate cover), Foreign Futures and Foreign Options Risk Disclosure Statement and the Margin Disclosure Statement; and (c) no person or entity has any interest in or control of the account to which entity has any interest in or control of the account to which this Agreement pertains other than Customer and the persons designated by Customer as set forth in Paragraph 1 hereof.

23. Customer and Merrill agree to promptly furnish appropriate financial statements to each other to show any material changes in their financial positions and to furnish such other information concerning each other as each may reasonably request.

24. Where the context hereof requires, the singular shall import the plural and the masculine shall import the feminine and neuter.

25. Merrill shall be entitled to rely on any instruction received from any person identified in writing to Merrill by Customer and such instruction shall bind Customer. Customer agrees to hold Merrill harmless against any action taken by Merrill in reliance upon this provision.

26. This Agreement shall become a binding contract between Customer and Merrill when signed by both parties.

Duly authorized for each Trust on behalf of itself or its separate portfolios as set forth in Appendix A

By:  Julian Daly
Title:  Asst. Secretary


The undersigned Secretary of, or person serving in a similar capacity with respect to each Trust on behalf of itself or itself or its separate portfolios as set forth in Appendix A, the Customer which is a party to this Agreement, the Procedural Agreement and the Safekeeping Agreement, hereby certifies that the individual whose name appears above as the signatory of this Agreement, the Procedural Agreement and the Safekeeping Agreement on behalf of the Customer holds the position with the Customer as identified above and is authorized to execute this Agreement on behalf of the Customer.

Duly authorized for each Trust on behalf of itself or its separate portfolios as set forth in Appendix A

By:  Ellen Harrington
Title:  Asst. Secretary

Approved:
MERRILL LYNCH, PIERCE, FENNER, & SMITH, INC
By:  John J. Wolfe
Title:  Director-DMG

MERRILL LYNCH FUTURES INC.
FUTURES CUSTOMER AGREEMENT

                            RISK DISCLOSURE STATEMENT

This statement is furnished to you because Regulation 1.55 of the Commodity Futures Trading Commission requires it.

The risk of loss in trading commodity futures contracts can be substantial. You should therefore carefully consider whether such trading is suitable for you in light of your financial condition. In considering whether to trade, you should be aware of the following:

(1) You may sustain a total loss of the Initial Margin funds and any additional funds that you deposit with your broker to establish or maintain a position in the commodity futures market. If the market moves against your position you may be called upon by your broker to deposit a substantial amount of additional margin funds, on short notice, in order to maintain your position. If you do not provide the required funds within the prescribed time, your position may be liquidated at a loss, and you will be liable for any resulting deficit in your account.

(2) Under certain market conditions, you may find it difficult or impossible to liquidate a position. This can occur, for example, when the market makes a "limit move."

(3) Placing contingent orders, such as a "stop-loss" or "stop-limit" order, will not necessarily limit your losses to the intended amounts since market conditions may make it impossible to execute such orders.

(4) A "spread" position may not be less risky than a simple "long" or "short" position.

(5) The high degree of leverage that is often obtainable in futures trading because of the small margin requirements can work against you as well as for you. The use of leverage can lead to large losses as well as gains.

This brief statement cannot, of course, disclose all the risks and other significant aspects of the commodity markets. You should, therefore, carefully study futures trading before you trade.

Customer acknowledges that it has received and that it understands the risk disclosure document provided to it in compliance with Regulation 1.55 of the Commodity Futures Trading Commission.

Duly authorized for each Trust on behalf of itself or its separate portfolios as set forth in Appendix A

By:  Julian Daly
Title:  Asst. Secretary
Date: 6/10/92

PLEASE SIGN AND RETURN ONE COPY TO MERRILL LYNCH FUTURES INC.
RETAIN THE DUPLICATE COPY FOR YOU RECORDS.

MERRILL LYNCH FUTURES INC.
FUTURES CUSTOMER AGREEMENT

                   COMMODITY OPTIONS RISK DISCLOSURE STATEMENT

Customer acknowledges that it has received (delivered under separate cover) and that it understands the options risk disclosure statement in compliance with Regulation 33.7 of the Commodity Futures Trading Commission.

Duly authorized for each Trust on behalf of itself or its separate portfolios as set forth in Appendix A

By:  Julian Daly
Title:  Asst. Secretary
Date:  6/10/92

PLEASE SIGN AND RETURN ONE COPY TO MERRILL LYNCH FUTURES INC.
RETAIN THE DUPLICATE COPY FOR YOU RECORDS

MERRILL LYNCH FUTURES INC.
FUTURES CUSTOMER AGREEMENT

                                 HEDGE AGREEMENT

(To be signed by hedge customers only)

The undersigned represents that all transactions in this account are for hedging purposes only in accordance with the definition in the requirements of CFTC Regulation 1.3(z).

These transactions are not for speculation. In the event that the undersigned intends to enter into any transactions in this account for speculative purposes, we shall notify Merrill Lynch in writing prior to the entry of such transactions.

The undersigned is familiar with all laws, rules and regulations concerning hedging in such contracts.

Duly authorized for each Trust on behalf of itself or its separate portfolios as set forth in Appendix A

By:  Julian Daly
Title:  Asst. Secretary
Date:  6/10/92

CFTC Regulation 190.06 requires that in the unlikely event of Merrill Lynch's bankruptcy, you be given the opportunity to give instructions to the bankruptcy trustee regarding the disposition of your open futures positions. Unless you indicate a contrary preference in the space provided below, the trustee would be authorized to liquidate your open positions, without seeking further instructions from you.

(                         ) Customer would prefer to be contacted by the
bankruptcy trustee for instructions regarding the disposition of its open futures positions.

PLEASE SIGN AND RETURN ONE COPY TO MERRILL LYNCH FUTURES INC.
RETAIN THE DUPLICATE COPY FOR YOU RECORDS.

                                   APPENDIX A
                                   ----------

Colonial Trust III
------------------
         Colonial Federal Securities Fund (formerly CGSPT)

Colonial Trust IV
-----------------
         Colonial High Yield Municipal Fund

Colonial Trust V
----------------
         Colonial Connecticut Tax-Exempt Fund
         Colonial Investment Grade Municipal Trust
         Colonial High Income Municipal Trust


                                   APPENDIX A
                                   ----------

Colonial Trust I
----------------
     Colonial High Yield Securities Fund

Colonial Trust IV
-----------------
     Colonial Tax-Exempt Fund
     Colonial Tax-Exempt Insured Fund

Colonial Trust V
----------------
     Colonial California Tax-Exempt
     Colonial Massachusetts Tax-Exempt Fund
     Colonial Michigan Tax-Exempt Fund
     Colonial Minnesota Tax-Exempt Fund
     Colonial New York Tax-Exempt Fund
     Colonial Ohio Tax-Exempt Fund

Colonial Municipal Income Trust

Colonial InterMarket Income Trust I

                                   Appendix A
                                   ----------


Colonial Trust V
----------------
     Colonial Florida Tax-Exempt Fund



          AMENDMENT TO PROCEDURAL AGREEMENT AND SAFEKEEPING AGREEMENT
          -----------------------------------------------------------
                          ("Collectively "Agreement")
                          ---------------------------

WITNESSETH THAT:

     This Amendment dated November 5, 1993 shall serve as an attachment to the Agreements dated April 12th 1993 by and between United Missouri Bank, N.A. ("Bank"), Merrill Lynch Futures Inc.("Broker"), various Colonial Funds listed on Appendix A ("Customer").

1)  The Appendix to each of the Agreements shall be amended to add the following
    Fund:

Colonial Trust V
----------------
Colonial North Carolina Tax Exempt Fund

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized representative as of the aforementioned day and year.

Broker:  Merrill Lynch Futures Inc.
         By:  John J. Wolfe
         Title:

Customer: Colonial North Carolina Tax Exempt Fund
          By:  Michael H.  Koonce
          Title:  Assistant Secretary

Bank:     United Missouri Bank N.A.
          By:  Patricia Peterson
          Title:  Sr. Vice President




   AMENDMENT TO PROCEDURAL AGREEMENT AND SAFEKEEPING AGREEMENT (Collectively
                                 "Agreements")

WITNESSETH THAT:

This Amendment dated March 7, 1994 shall serve as an attachment to the Agreements dated April 12th 1993 by and between United Missouri Bank, N.A. ("Bank"), Merrill Lynch Futures Inc. ("Broker"), and various Colonial Funds listed on Appendix A ("Customer").

     1) The Appendix to each of the Agreements shall be amended to add the following Funds:

     Colonial Trust IV

     Colonial Intermediate Tax-Exempt Fund
     Colonial Short-Term Tax-Exempt Fund

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized representative as of the aforementioned day and year.

Broker:   Merrill Lynch Futures Inc.
          By:  John J. Wolfe
          Title:

Customer: Colonial Trust IV on behalf of
          Colonial Intermediate Tax-Exempt Fund
          Colonial Short-Term Tax-Exempt Fund
          By:  Michael H. Koonce
          Title:  Assistant Secretary

Bank:     United Missouri Bank N.A.
          By:  Patricia A. Peterson
          Title:  Sr. Vice President

                        AMENDMENT TO CUSTOMER AGREEMENT

WITNESSETH THAT:
     This Amendment dated March 7, 1994 shall serve as an attachment to the Agreement dated April 12th 1993 by and between Merrill Lynch Futures Inc. ("Broker"), and various Colonial Funds listed on Appendix A ("Customer").

1)  The Appendix to the Agreement shall be amended to add the following Funds:

     Colonial Trust IV

     Colonial Intermediate Tax-Exempt Fund
     Colonial Short-Term Tax-Exempt Fund

     IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized representative as of the aforementioned day and year.

Broker:  Merrill Lynch Futures Inc.
         By:  John J.  Wolfe
         Title:

Customer:  Colonial Trust IV on behalf of
           Colonial Intermediate Tax-Exempt Fund
           Colonial Short-Term Tax-Exempt Fund
           By:  Michael H.  Koonce
           Title:  Assistant Secretary

AMENDMENT TO CUSTOMER AGREEMENT

WITNESSETH THAT:

This Amendment dated November 5, 1993 shall serve as an attachment to the Agreements dated April 12th 1993 by ad between Merrill Lynch Futures Inc. ("Broker") and various Colonial Funds listed on Appendix A ("Customer").

     1) The Appendix to each of the Agreements shall be amended to add the following Fund:

Colonial Trust V
----------------

Colonial North Carolina Tax Exempt Fund

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized representative as of the aforementioned day and year.

Broker:  Merrill Lynch Futures Inc.
         By:  John J. Wolfe
         Title:

Customer:  Colonial North Carolina Tax Exempt Fund
          By:  Michael H.  Koonce
          Title:  Assistant Secretary